SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2009

GUIDED THERAPEUTICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On October 29, 2009, Guided Therapeutics, Inc. (“GT”) received a $250,000 payment from Konica Minolta Optical, Inc. (KMOT) as part of a one-year agreement to co-develop non-invasive cancer detection products.  On April 30, 2009, GT entered into a one year agreement for $750,000 with KMOT. The Company received $500,000 on the Agreement on May 15, 2009.  The co-development agreement follows two years of collaborative preparations to identify large market opportunities that would benefit from GT’s proprietary technology. The new products, for the detection of lung and esophageal cancer, are based on the Company’s LightTouch™ non-invasive cervical cancer detection technology, which is undergoing the FDA’s premarket approval process.  Lung cancer is the most prevalent cancer in the world and esophageal cancer ranks just below cervical cancer in newly diagnosed cases, according to the World Health Organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC

/s/ MARK L. FAUPEL
By:	Mark L. Faupel, Ph.D.
CEO & President
Date: November 2, 2009